Exhibit 10.24

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COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT

This Commercial MANUFACTURING Supply Agreement (this “Agreement”) is made effective as of the 16th day of February, 2011 (“Effective Date”) by and between Baxter Oncology GmbH, with an address at Kantstrasse 2, 33790 Halle / Westphalia, Germany, as such term is defined herein (“Baxter”) and OASMIA PHARMACEUTICAL AB, a Swedish corporation, having offices at Vallongatan 1, SE 752 28 Uppsala Sweden (“Client” or “Oasmia”).

RECITALS

1.             Client is engaged in the development, bulk production, formulation, sale and distribution of pharmaceutical products;

2.             Baxter is among other pharmaceutical activities engaged in the formulation, filling, inspection, labeling and packaging of pharmaceutical products for various pharmaceutical companies including competitors of Client and Baxter;

3.             Client and Baxter desire to have Baxter formulate, fill, inspect, package, label, and test pharmaceutical products for Client for commercial use.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Client and Baxter, hereinafter referred to as “Party” or “Parties”, agree as follows:

Article 1, DEFINITIONS

1.1           As used in this Agreement, the following words and phrases shall have the following meanings:

“Active Pharmaceutical Ingredient”, “Active” or “API” shall mean paclitaxel.

“Affiliate” shall mean any corporation or other business entity directly or indirectly controlled by, controlling, or under common control with a Party or its parent corporation, the term “control” (including, with correlative meaning, the terms “controlled by,” “controlling” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Party, whether through the ownership of voting securities, by contract or otherwise, or such other relationship as, in fact, constitutes actual control.

“Annual Obligation” shall be defined as set forth in Section 4.

“Batch” shall mean a specific quantity of Product comprising a number of Units mutually agreed upon between Client and Baxter, and that (a) is intended to have uniform character and quality within specified limits, and (b) is Produced according to a single manufacturing order during the same cycle of Production.

“Baxter SOPs” shall mean Baxter’s Standard Operating Procedures applicable to the Production of Product, which shall be deemed reviewed and approved by Client prior to entering into the Product Master Plan.

“Client Trademarks” shall mean the proprietary mark(s) for Product owned by Client as stated in the Product Master Plan.

“Components” shall mean all components, including the Raw Materials and Packaging Materials used by Baxter in the Production of Product under this Agreement. Components are listed in the Product Master Plan.

“Component Specifications” shall mean the specifications and testing to be performed for the Components, as set forth in the Product Master Plan.

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“Confidential Information” shall be defined as set forth in Article 18.

“Contract Year” shall mean the twelve (12) month period commencing on the date the first Regulatory Approval is obtained by Client for Baxter to Produce Product and each subsequent twelve (12) month period during the Initial Term and as applicable any renewal term.

“Current Good Manufacturing Practices” or “cGMP” shall mean (a) the good manufacturing practices required by the Regulatory Authorities, in the Territories where the Products are planned to be marketed, and set forth in the applicable law, policies or guidelines, in effect at any time during the term of this Agreement, for the Production and testing of pharmaceutical materials as applied solely to Product.

“Delivery Date” shall mean the date that Product is made available for pick-up at Baxter’s facility to a common carrier designated by Client.

“Effective Date” shall mean the date first set forth above.

“Excipient by Oasmia” shall mean the bulk Excipient XR17, supplied by Oasmia to Baxter in a liquid form. This Excipient shall also be referred to as a “Client Supplied Component”.

“FIFO” First in First Out criteria shall involve all Client supplied Components in Baxter storage or warehouses.

“FD&C Act” shall mean the United States Federal Food and Cosmetic Act, as amended, or any corresponding Act in each jurisdiction.

“GXP” shall mean Good Distribution Practice or Good Storage Practice according to FDA and EMA.

“Intellectual Property” shall mean ideas, concepts, discoveries, inventions, developments, know-how, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, data and rights (whether or not protectable under state, federal or foreign patent, trademark, copyright or similar laws) or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable.

“Inventions” shall mean any inventions, discoveries, innovations, methods, improvements, processes, techniques or other valuable developments, whether patentable or copyrightable or not, relating to Product, the Active or their manufacture, arising out of the performance of services under this Agreement by Baxter or the Client and/or any use of either Client Intellectual Property and/or the Active. For the avoidance of doubt, Inventions include Process Inventions, as defined below.

“Long Range Forecast” shall be defined as set forth in Section 4.1.

“Master Batch Record” or “MBR” shall mean, with respect to each Presentation of Product to be Produced hereunder, a formal set of instructions for the Production of each Presentation of such Product. The MBR shall be developed and maintained in Baxter’s standard format by Baxter, using Client’s master formula and technical support.

“NDA” shall mean the FDA-required New Drug Application (applicable for U.S. production only).

“Packaging Materials” as used in this Agreement shall mean any material employed in the packaging of the Product, excluding any outer packaging used for transportation or shipment. Packaging Materials are referred to as primary or secondary according to whether or not they are intended to be in direct contact with the Product. All Packaging Materials are listed in the Product Master Plan.

“Presentation” shall mean the specific formula and Components for the Product.

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“Process Inventions” shall mean any Inventions that are new manufacturing technologies, methods, processes or techniques, or are improvements to existing manufacturing technologies, methods, processes or techniques, and that are broadly applicable to pharmaceutical products in general. For purposes of clarity, Process Inventions shall not include such Inventions that (i) are only applicable to Product and/or the Active and/or (ii) require the use of Product and/or the Active Pharmaceutical Ingredient.

“Produce” or “Production” shall mean the formulation, filling, packaging, inspecting, labeling, and testing of Product by Baxter.

“Product” shall mean product as specified in the Product Master Plan.

“Product Master Plan” or “PMP” shall mean an addendum to this Agreement for Product Produced hereunder, which may include, without limitation, the Product, Product Specifications, Components, Component Specifications, Raw Materials, Regulatory Authorities, the countries where such Product will be sold, Presentations, and pricing for such Product Produced under this Agreement. Each involved Product shall have its specific PMP.

“Product Specifications” shall mean, with respect to Product, the specifications and testing to be performed for the Raw Materials, the Product, and/or the stability program that are set forth in Baxter’s SOPs and the Master Batch Records. The Product Specifications include all tests that Baxter is required to conduct or cause to be conducted as specified in the Product Master Plan. The Product Specifications may be modified from time to time only by a written agreement of Client and Baxter.

“Purchase Order” shall mean written orders from Client to Baxter which shall specify (a) the quantity of Product ordered, (b) shipping instructions (e.g. choice of container, temperature requirements), (c) delivery dates, and (d) delivery destinations.

“Quality Agreement” shall mean an addendum to this Agreement under which the Parties allocate the pharmaceutical responsibilities.

“Raw Material” shall mean all materials used by Baxter in the Production of Product under this Agreement with the exception of Packaging Materials. All Raw Materials are listed in the Product Master Plan.

“Regulatory Approval” shall mean all authorizations by the appropriate Regulatory Authority necessary for commercial sale in a jurisdiction, including without limitation, approval of labeling, price, reimbursement and Production by Baxter.

“Regulatory Authority” shall mean the United States Food and Drug Administration, the EMA, the BfArM in Germany or respective Regulatory Authorities in other countries as agreed upon by the Parties and set forth in a Product Master Plan or any successor entity thereto.

“Regulatory Plan” shall mean document(s) containing regulatory services and support for the development and maintenance of regulatory submissions and supporting documentation to be performed by Baxter as mutually agreed upon by the Parties.

“Released Executed Batch Record” shall mean the completed batch record and associated deviation reports, investigation reports, and Certificates of Analysis created for each Batch of Product as specified in the Product Master Plan.

“Rolling Forecast” shall be defined as set forth in Section 4.1.

“Territory” shall mean those countries as set forth in the Product Master Plan.

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“Testing Standards and Procedures” shall mean, with respect to Product Produced hereunder, the written standards and procedures for evaluating compliance with the applicable Product Specifications, as mutually agreed upon in writing by Client and Baxter, and incorporated in the Product Master Plan.

“Unit” shall mean an individually packaged dose of Product, including by way of example only, vial, as specified in the Product Master Plan.

Article 2, PRODUCT MASTER PLAN AND QUALITY AGREEMENT

2.1           Product Master Plan. For Product to be Produced by Baxter hereunder, the Parties shall agree in writing upon a Product Master Plan. In no event shall Baxter be required to schedule any Production until a Product Master Plan for such Product has been approved in writing by both Baxter and Client.

2.2           Quality Agreement. For the Production by Baxter hereunder, the Parties shall conclude an agreement to allocate the pharmaceutical responsibilities. In no event shall Baxter be required to schedule any Production until a Quality Agreement has been duly signed by both Baxter and Client.

2.3           Amendment. This Agreement and each Quality Agreement/Product Master Plan may be amended from time to time, only upon mutual written agreement of Client and Baxter. Upon execution of any Quality Agreement or Product Master Plan or any amendment thereof, such Product Master Plan/Quality Agreement shall be deemed to be incorporated herein and by reference and made an integral part of this Agreement. In case of any inconsistencies between this Agreement and any Quality Agreement or Product Master Plan, the Quality Agreement will prevail for matters of Quality and this Agreement shall prevail for all business, legal, or financial issues, unless otherwise explicitly agreed to in writing by the Parties.

Article 3, PURCHASE AND SUPPLY OF PRODUCT

3.1           Agreement to Purchase and Supply. Client shall purchase from Baxter the Product, and Baxter shall Produce and deliver exclusively to Client the Product as long as there is a valid, unexpired patent in the Territory owned or exclusively licensed by Client that would be infringed by Baxter producing the same product, in accordance with the terms and conditions of this Agreement.

For good order's sake Baxter is hereby informed that Client's distributors have the right to request Client to appoint a second source manufacturer. In the event Client for any reason at any time during the Term is unable to supply Client's distributor with Products ordered including: to deliver the Product on time; or of agreed Quality; or not technically capable of delivering the Product to agreed specification; and such inability continues for a period exceeding one (1) month, Client's distributor shall have the right to order the Product from such second source manufacturer until such time that Client's failure to supply conforming Products is remedied.

3.2           Reprocessing, Rework, Reproduction or Change. If reprocessing, rework, reproduction, or change is requested by Client for Product, Client shall be responsible for, and promptly reimburse Baxter for all costs and expenses incurred in connection with such reprocessing, rework, reproduction, or change. However, such costs and expenses shall be agreed upon in writing before Baxter makes any commitments incurring such costs and expenses.

If reprocessing, rework, reproduction, or change is requested by Baxter or if such reprocessing, rework, reproduction, or change is caused by the negligent acts or omissions of Baxter, Baxter shall, to the extent of its negligent acts or omissions, be responsible for the costs and expenses incurred in connection with such reprocessing, rework, reproduction or change requested by Baxter or to the extent caused by Baxter's negligent acts or omissions, provided, however, that such costs shall not exceed the Purchase Price of the affected Batch.

3.3           Purchase of Packaging Materials. Baxter will purchase the Packaging Materials itemized in the Product Master Plan and marked “Baxter”, primary container Components and secondary packaging materials and Client will supply the Packaging Materials itemized in the Product Master Plan and marked “Oasmia”, required to produce the Product in sufficient quantity to fulfill Client’s Purchase Order for Product.

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3.4           Components. Client, at its sole cost and expense (including, without limitation, shipping costs), shall supply to Baxter, in a timely manner, (a) all Active Pharmaceutical Ingredients required to satisfy the terms of this Agreement and (b) all other Client supplied Components, including without limitation the Excipient by Oasmia, required to satisfy the terms of this Agreement . On receipt of the API and Client supplied Components, Baxter’s sole obligation with respect to evaluation of the API and Client supplied Components shall be to review the accompanying Certificate of Analysis to confirm that the Active Pharmaceutical Ingredients and Client supplied Components (if applicable) conform with the specifications. The responsibility for vendor/supplier qualification is set forth in the Quality Agreement.

3.5           Importer of Record. In the event any material or equipment to be supplied by Client is imported into Germany for delivery to Baxter (“Imported Goods”), such Imported Goods shall be imported DDP Halle/Künsebeck (Incoterms 2000). Client shall be the “Importer of Record” of such Imported Goods. As the Importer of Record, Client shall be responsible for all aspects of the Imported Goods including, without limitation (a) customs and other regulatory clearance of Imported Goods, (b) payment of all tariffs, duties, customs, fees, expenses and charges payable in connection with the importation and delivery of the Imported Goods, and (c) keeping all records, documents, correspondence and tracking information required by applicable laws, rules and regulations arising out of or in connection with the importation or delivery of the Imported Goods.

3.6.          Storage

  3.6.1        Product Storage. Baxter will store Product up to *** calendar days free of charge. After *** calendar days from the Product release, Baxter may charge storage fees as set forth in the Product Master Plan.

  3.6.2        Third Party Storage. Baxter shall be permitted to store Product and Components in third party storage facilities qualified by Baxter, compliant to GXP.

  3.6.3        Material Storage. Baxter shall store the Components, Active and Excipient by Oasmia according to the specific requirements specified by the Client and as set forth in Baxter’s SOPs.

  3.6.4        FIFO. For all Client supplied Components in stock in Baxter’s warehouse the First in First Out (FIFO) criteria shall be adhered to.

Article 4, FORECASTS, ORDERS, and CAPACITY

4.1           Forecasts. At the Effective Date of this Agreement, the general planning for the production of Products shall be based on the forecast set forth in Exhibit A. Within fifteen (15) business days from Regulatory Approval and prior to the tenth (10th) business day after the end of each Contract Year thereafter, Client will provide to Baxter in writing a forecast for each Contract Year during the remainder of the Term of Client’s estimated contract requirements for each Product (the “Long Range Forecast”). Within fifteen (15) business days from Regulatory Approval and prior to the tenth (10th) business day of each month, Client will provide Baxter in writing a twelve (12) month rolling forecast of Client’s estimated Contract Requirements for the Product (the “Rolling Forecast”). Baxter specifically agrees that such Long Range Forecasts and Rolling Forecasts submitted by Client will be for general planning purposes only, and shall not be binding on Client or Baxter, except as provided below in Section 4.2 and Section 4.3.

4.2           Product Orders. During the Term, Baxter shall supply Client with the quantity of Product ordered by Client, unless the quantity for any three month period exceeds ***percent (***%) of the Rolling Forecast for such three month period, in which event Baxter shall use good faith efforts to supply quantities in excess of ***percent (*** %) of the Forecast for such three month period. In no event shall Client order and purchase in any such three month period less than *** percent (*** %) of the Rolling Forecast for such three month period (the “Minimum Quantity”). Client agrees to use good faith efforts to evenly distribute such quantities across each twelve (12) month period. ***. Notwithstanding the foregoing, in any Contract Year or as applicable any renewal term, Baxter shall not be obligated to Produce more than the quantity of Product set forth in Exhibit B as Baxter’s Supply Obligation.

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4.3           Annual Obligation. Client shall be obligated to purchase from Baxter a minimum number of Units of Products for each Contract Year during the Term of this Agreement as set forth in Exhibit B (the “Annual Obligation”). *** No later than ninety (90) calendar days before the commencement of a new Contract Year, the Parties will discuss whether the Annual Obligation for the upcoming Contract Year needs to be increased to accommodate any increase in the market demand of the Product. In the event the Parties agree upon an increase in the Annual Obligation, Exhibit B shall be amended to reflect any agreed upon increase in the Annual Obligation and Baxter’s Supply Obligation.

4.4           Annual Obligation in the event of One Regulatory Approval. Notwithstanding anything to the contrary in the foregoing, in the event either of the EMA or the United States Food and Drug Administration rejects Client's application for Regulatory Approval for the Product the Long Range Forecast, Exhibit A, and the Annual Obligation, Exhibit B, shall be subject to revision by the Parties. Accordingly the parties shall in good faith negotiations decide upon a new Long Range Forecast and a new Annual Obligation taking into account the decline of the potential market due to such rejection.

4.5           Purchase Orders. Prior to the end of a month, Client shall submit Purchase Orders to Baxter covering Client’s purchases of Product pursuant to this Agreement. Such Purchase Orders shall specify quantities of Units as further set forth in the Product Master Plan. Client shall not, without the written consent of Baxter, designate a delivery date in a Purchase Order earlier than three (3) months from the date Client submits.

Baxter shall provide a confirmation of receipt of each Purchase Order setting forth the Delivery Date that Baxter will meet and setting forth Baxter’s filling date for such order. Upon sending of the confirmation, such Purchase Order shall become a “Firm Purchase Order”. A Firm Purchase Order shall be a binding obligation on behalf of both parties, and cancellation or modification of a Firm Purchase Order shall not relieve the obligation to pay the amount set forth in the Firm Purchase Order.

If Baxter is unable to meet the delivery date specified by Client, Baxter shall so notify Client and provide to Client an alternative Delivery Date, which shall not be more than sixty (60) calendar days later than the initial delivery date designated by Client in its Purchase Order.

Client shall order full batches of Product on a single Purchase Order.

4.6           Component Delivery Delays. Timely delivery of Client supplied Components shall mean that the respective Component and the required documents reach Baxter at least twenty (20) business days prior to the scheduled manufacturing date of such Product determined by the Firm Purchase Order. A delay in delivery of the Components by the vendor shall not be considered to be a delay by Baxter. Notwithstanding anything in this Agreement to the contrary, in the event that Baxter receives the Components and associated GMP documents for the Production of Product from Client less than twenty (20) business days prior to the scheduled Delivery Date of such Product, due to reasons other than Force Majeure (as defined in Article 19 herein below) Baxter may charge Client Reservation Fees as set forth in the Product Master Plan. In the event of a delay in delivery of Components supplied by Baxter due to a failure by Baxter to comply with known vendor ordering lead times, if such delay causes Product delivery to Client after the Delivery Date pursuant to Section 4.4, Baxter shall compensate Client and pay, as liquidated damages, the applicable Late Delivery Fee as set forth in the Product Master Plan.

Article 5, PRICE

5.1           Product Purchase Price. The price to be paid by Client for the Product (“Purchase Price”) shall be set forth in the Product Master Plan. Initially, the Purchase Price will be based upon a full Batch Produced by Baxter. Based upon a mutually-agreed upon strategy, as specified in the Product Master Plan, the Parties agree to transition the Purchase Price to a price based upon a cost per Unit of Product upon the successful completion of production of the process validation batches.

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5.2           Purchase Price Adjustment. Upon the first anniversary of the Effective Date of this Agreement and on each anniversary thereafter, the Purchase Price of such Product may be adjusted by Baxter. Baxter shall provide Client with written notice, which notice shall set forth the amount of such Purchase Price change. In any case, price changes in Components will result in corresponding purchase price adjustments. If no agreement is reached on an adjustment, Baxter may change the Purchase Price by a percentage, which may not exceed the percentage change in the *** during the previous twelve (12)-month period, as published by the ***.

5.3           Productivity Gains. Any productivity gains incurred during the processing or developing of the processes or manufacturing by Baxter or Oasmia for the Product, shall be shared 50/50 by the Parties. The Parties undertake to inform each other of any such productivity gain.

Article 6, SHIPMENT AND INVOICING

6.1           Delivery Terms. Product shall be delivered to Client *** at Baxter’s facility in Halle/Künsebeck, Westphalia, Germany freight collect, by a common carrier designated by Client. Client shall procure, at its cost, insurance covering damage or loss to the Product during shipping.

6.2           Subsequent Export: Client agrees and represents that Client is the owner of the goods that are consigned to Baxter for contract manufacturing services and warrants that Client is responsible for any subsequent export or re-export and will comply with all applicable laws and regulations relating to the export or re-export, including the prohibition against unlawful transhipments. Further, where such goods are destined for export or re-export, Client agrees and accepts that is shall act as the exporter of record, and warrants that as the exporter of record, it will duly authorize and retain an agent who will act on its behalf, assuming all attendant responsibilities associated with the export or re-export, including obtaining any necessary export licenses. Client’s responsibilities as the exporter of record, include, but are not limited to, cooperating with its agent in providing a detailed description and accurate valuation and classification of the goods on the export commercial invoice, bills of lading, and all other required documentation. Client further agrees to defend Baxter against any civil action, civil or criminal, private or public, in connection with the subsequent export or re-export by Client of the goods.

6.3           Foreign Corrupt Practices Act. Client acknowledges it is not the agent of Baxter and represents and warrants that it has not, and covenants that it will not pay anything of value to any government employee in connection with the sale of the Product.

6.4           Payment Terms. Baxter will issue an invoice for payment on the date of the Batch release. Payments shall be made within forty-five (45) days of the invoice date by wire transfer to a bank account specified by Baxter. Each invoice shall be payable by Client in accordance with the terms noted above. All prices quoted by Baxter, e.g. in the Product Master Plan, are ex value added taxes and in Euros. Any payment due under this Agreement not received within the times noted above shall bear interest of one percent (1%) per month on the outstanding balance compounded monthly.

6.5            Default in Payment Obligations. In addition to all other remedies available to Baxter in the event of a Client default, if Client repeatedly fails to make payments as required hereunder, Baxter may refuse to Produce or make available for pick-up any Product until Client’s account is paid in full, or the Client has deposited the amount in dispute with an appropriate third-party escrow agent pending the final outcome of the dispute or placed the account on a letter of credit basis. The escrow agent shall be a commercial bank of high standing.

Article 7, ACCEPTANCE OF PRODUCT

7.1           Product Conformity. Within twenty-five (25) business days from the date of shipment of Product and/or Released Executed Batch Record, as defined in Product Master Plan, to Client, whichever is later, Client shall determine whether Product conforms to Product Specifications, Master Batch Record, and Baxter SOPs (the “Product Requirements”), provided, however, that Client shall have the right to revoke acceptance if, within one hundred and twenty (120) days of receipt of the Batch, Client discovers a defect not reasonably discoverable at time of delivery. Baxter will not ship a Product that Baxter has rejected.

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7.1.1           If (a) any shipment of Product conforms to the Product Requirements, or (b) Client fails to notify Baxter in writing within the applicable time periods that any shipment of Product does not conform to the Product Requirements due to recognizable defects, then Client shall be deemed to have accepted the Product and waived its right to revoke acceptance.

7.1.2           If Client believes any shipment of Product does not conform to the Product Requirements, it shall notify Baxter by electronic message including a detailed explanation of the non-conformity and shall confirm such notice in writing via facsimile to Baxter. Upon receipt of such notice, Baxter will investigate such alleged non-conformity, and (i) if Baxter agrees such Product is non-conforming, Baxter and Client will mutually determine a corrective action plan within forty-five (45) calendar days after receipt of Client’s written notice of non-conformity, or such additional time as is reasonably required if such investigation or plan requires data from sources other than Client or Baxter, or (ii) if Baxter disagrees with Client’s determination that the shipment of Product is non-conforming, Baxter shall so notify Client by telephone within a forty-five (45) calendar day period and confirm such notice in writing by overnight delivery to Client.

7.1.3           If the Parties dispute whether a shipment of Product is conforming or non-conforming, the shipment of Product will be submitted to a mutually acceptable laboratory or consultant for resolution, whose determination of conformity or non-conformity, and the cause thereof of non-conformity, shall be binding upon the Parties. Notwithstanding the foregoing, Client cannot release a Batch of Product that Baxter has rejected. The costs of such laboratory or consultant are to be borne by the Party whose determination was incorrect.

7.2         Remedies for Non-Conforming Product

7.2.1           In the event Baxter agrees that the shipment of Product is non-conforming in part as a result of the negligence or willful misconduct of Baxter or a laboratory or consultant determines that the shipment of Product is non-conforming in part as a result of the negligence or willful misconduct of Baxter, then Baxter, to the extent of its negligence or wilful misconduct, will (i) replace such non-conforming Product as soon as possible assuming sufficient Active and Excipient by Oasmia will be provided by Client in due time to carry out the Production, (ii) reimburse Client for its actual cost of the Active and Excipient by Oasmia for the replacement Product, which cost shall not exceed the Purchase Price of the non-conforming Batch of Product, and (iii) bear the costs of such laboratory or consultant, if applicable.

7.2.2           Notwithstanding anything to the contrary in the foregoing, Baxter shall have no obligation to replace the non-conforming Product if the process provided by Client is not sufficient to produce conforming Product. Baxter agrees that a conclusion that Client-provided process is not sufficient to produce conforming Product cannot reasonably be made if such process has previously resulted in conforming Product at Baxter. Baxter is not responsible for defects that are caused by Components supplied by Client or upon instructions of the Client.

7.2.3           Production deviations and investigations which occur during Production of Product and which do not cause the Production to be non-compliant with cGMP or with Specifications shall not be deemed to cause such Product to be non-conforming.

7.3         Yield. Within thirty (30) calendar days from Baxter’s release of the final process validation batch, Oasmia and Baxter shall establish and mutually agree upon an appropriate number of units to be produced from the established volume of compounded bulk solution for Production of Product. The agreed upon number of units shall take into consideration losses of compounded bulk solution during Production of Product including without limitation loss in filter houses, and in-process-control samples to enable Baxter to manufacture a full scale batch (***) (the “Yield Rate”). Pre-defined Product samples such as e.g. release samples, stability samples, etc. shall also be considered in the yield calculation. The Yield Rate shall be further defined in the Product Master Plan. Process validation batches will not be included in determining the Yield Rate.

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If the yield of a Batch is at or above the Yield Rate, or below the Yield Rate due to an act or omission of Baxter, the unit price for Product as set forth in the Product Master Plan will apply to the Units of Product in such Batch. If the yield of such Batch is below the Yield Rate due to a reason other than an act or omission of Baxter, then the price of the Product will be based off of a batch price calculated using the average Yield Rate for Batches of Product Produced during the prior twelve (12) months, excluding any process validation batches. Notwithstanding the foregoing, if following the Production of the first five (5) commercial Batches the actual yield for such Batches is less than the expected Yield Rate, the parties shall meet to mutually agree upon an action plan which shall include a re-defining of the Yield Rate for the Production of future Batches

Variation in yield shall not be looked upon as non-conforming, as long as the variation is within the limits acceptable by GMP’s. For the avoidance of doubt any loss due to non-conforming Product shall be handled in accordance with Section 7.2.1; no loss will be compensated under more than one such section.

7.4           Remedies for Non-Conforming Process Validation Batches. Notwithstanding Section 7.2, in the event Baxter agrees that a process validation batch is non-conforming solely as a result of the negligence or willful misconduct of Baxter or a laboratory or consultant determines that a process validation batch is non-conforming solely as a result of the negligence or willful misconduct of Baxter, then Baxter shall (i) replace such non-conforming process validation batch as soon as possible assuming sufficient Active and Excipient by Oasmia will be provided by Oasmia (at Oasmia’s cost) and (ii) bear the costs of such laboratory or consultant, if applicable.

Article 8, TERM AND TERMINATION

8.1           Initial Term. This Agreement shall be effective on the Effective Date and shall continue until the last day of the *** (***th) Contract Year (the “Initial Term”), unless earlier terminated in accordance with Sections 8.2, 8.3, 8.4 or 8.5 of this Agreement. This Agreement will be renewed automatically for *** (***) *** (***) month renewal term commencing at the expiration of the Initial Term and *** (***) additional *** (***) month term commencing at the end of the first renewal term unless either Client or Baxter terminates the Agreement by giving the other party written notice of intent to terminate at least *** (***) months prior to the expiration of the Initial Term or the first renewal term. The Initial Term as may be extended is referred to herein as the “Term”.

8.1.1           Annual Obligation and Supply Obligation for any Renewal Term. Eighteen (18) months prior to the expiration of the Initial Term or the first renewal term, the Parties shall mutually agree upon Oasmia’s Annual Obligation and Baxter’s Supply Obligation for the upcoming renewal term and such obligations shall be set forth in an amended Exhibit B to this Agreement. In the event the Parties are unable to reach agreement on the Annual Obligation and Supply Obligation for any renewal term, this Agreement shall terminate in accordance with this Section 8.1.1. Any such termination shall be subject to Section 8.6.

8.2           Termination for Breach. Either Party may terminate this Agreement upon the breach of any provision of this Agreement by the other Party if such breach is not cured by the breaching Party within forty-five (45) calendar days for monetary defaults, and sixty (60) calendar days for non-monetary defaults after receipt by the breaching Party of written notice of such default. At the option of the non-breaching Party, such termination may be with respect to the entire Agreement, or only with respect to the Product, which is subject to the breach.

8.3           Termination for Financial Matters. This Agreement may be terminated immediately by either Party by giving the other Party written notice thereof in the event such other Party makes a general assignment for the benefit of its creditors, or proceedings of a case are commenced in any court of competent jurisdiction by or against such Party seeking (a) such Party’s reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such Party’s property, or (c) similar relief in respect of such Party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such proceedings shall continue undismissed, or an order with respect to the foregoing shall be entered and continue unstated, for a period of more than sixty (60) calendar days.

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8.4           Termination for Failure to Scale-Up. If Baxter is unable to scale-up the Production process as set forth in the Product Master Plan due to an act or omission of Baxter, Client may terminate this Agreement, subject to Section 8.6.

8.5           Termination in the Event of Failure to Obtain Regulatory Approval. In the event Client does not receive Regulatory Approval of the Product by July 1, 2015 Client may terminate this Agreement within twelve (12) months following this date, subject to Section 8.6.

8.6           Non-cancelable Costs and Expenses. In the event of the termination of this Agreement, except by Client as a result of a breach by Baxter under Section 8.2 or termination pursuant to Section 8.4, Client shall (a) reimburse Baxter for all Components ordered prior to termination and not cancelable at no cost to Baxter, and (b) pay Baxter for any Firm Purchase Orders. In addition, Client shall pay prices described in Article 5 for (i) all work-in-process commenced by Baxter and (ii) all finished goods of Baxter. Baxter shall deliver such materials to Client pursuant to Section 6.1. Client shall make payment for all expenses described in this Section 8.6 thirty (30) calendar days from the invoice date.

8.7           Termination Damages. In addition to the costs and expenses payable in Section 8.6, in the event of termination of this Agreement after Client has been granted Regulatory Approval, except as a result of termination by either Party pursuant to Article 8.1 herein above or by Client as a result of a breach by Baxter under Section 8.2 or termination by Client under Section 8.4, Client shall pay Baxter (a) the difference between *** and *** in which termination occurs and ***, as defined in Section 4.2 in such Contract Year, (b) as ***, (i) *** percent (***%) of the ***, as defined in Section *** for the next succeeding Contract Year after the Contract Year in which termination occurs, and (ii) ***percent (***%) of the *** in which termination occurs.

8.8           Procedure in case of Expiry of the Agreement. In case the Agreement expires pursuant to Section 8.1 Client is obliged to buy from Baxter all Components ordered unless Baxter can reasonably use these materials otherwise. Moreover, Client assumes the responsibility to purchase from Baxter all semi-finished and finished Products in stock.

8.9           Survival. Termination, expiration, cancellation or abandonment of this Agreement through any means or for any reason, except as set forth in Section 13.1, shall be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of any of the provisions of this Agreement. The provisions of Articles 12, 13, 14, 15, 16, 17 and 18 hereof shall survive expiration or termination of this Agreement.

Article 9, PRODUCTION OF PRODUCT

9.1           Production. Baxter shall Produce Product in accordance with the Master Batch Record, the Quality Agreement, cGMP or any other applicable laws or regulations as set forth in the Product Master Plan.

9.2           Audits. Client and its distributors shall have the right to audit Baxter’s facilities to determine compliance with (i) cGMP and (ii) applicable laws and regulations. Such audits shall be scheduled at mutually agreeable times upon reasonable advance written notice to Baxter. Except for the first audit under this Agreement, audits shall be at Client’s expense as detailed in Product Master Plan, if it occurs more than one (1) time every calendar year unless required by Baxter’s compliance status. Initial audit by FDA or EMA directly connected to the Products shall be free of charge for Client. Notwithstanding the foregoing, in the event the FDA or EMA request separate audits for the Product, i.e. one audit for Product indicated for human use and one audit for Product indicated for veterinary use, these two (2) audits will be treated as one (1) audit for purposes of this section and will be free of charge to Client. If Client requests additional audits which are not due to Baxter’s compliance status and Baxter agrees to such audits, Client will incur fees as reasonably determined by Baxter. Such fees shall be paid promptly upon completion of such audits. In connection with performing such audits, Client and its distributors shall comply with all reasonable rules and regulations promulgated by Baxter. All information disclosed or reviewed in such inspections shall be deemed to be the property of Baxter and Baxter Confidential Information. Any disclosure of Baxter Confidential Information by Client or Baxter to Client’s distributor(s) shall be subject to a reasonable confidentiality agreement between Oasmia and such distributor with confidentiality and non-use provisions no less restrictive than the provisions in the Confidentiality Agreement between Client and Baxter set forth in Section 18.2. Client agrees to be responsible for any breach of such agreement by its distributors.

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9.3           Testing. Baxter shall test, or cause to be tested by third party testing facilities qualified by Baxter, in accordance with the Product Specifications, each Batch of Product Produced pursuant to this Agreement before delivery to Client. A Certificate of Analysis for each Batch of Product delivered to Client shall set forth the items tested by Baxter. Baxter shall send, or cause to be sent, such certificates along with one (1) copy of the Certificate of Conformance to Client prior to or at the same time of shipment of Product to Client and within six (6) weeks from the date of fill if such Batch requires no investigations and/or additional testing. Client shall assume full responsibility for final release of each Batch of the Product.

9.4           Stability Testing. At Client’s request and expense, Baxter shall perform all stability testing required to be performed on development, conformance and/or production batches of Product. Such testing shall be performed in accordance with the procedures set out in the product-specific Baxter SOPs for the stability protocol and Product Master Plan.

9.5           Permits and Licenses. Client shall have sole responsibility at its expense for obtaining all permits and licenses necessary and required for sale and/or distribution of Product Produced by Baxter hereunder. Baxter shall be responsible at its expense to obtain and maintain all generally required licenses and permits required for it to carry out its development, regulatory and production obligations hereunder.

9.6           Regulatory Requirements. Each Party promptly shall notify the other of new regulatory requirements of which it becomes aware which are relevant to the Production of Product under this Agreement and which are required by an applicable Regulatory Authority or other applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements. Baxter shall have no obligation to Produce Product in compliance with the explicit requirements of a Regulatory Authority not specified in the Product Master Plan.

9.7           Equipment Expenses. If Baxter is required to obtain specialized equipment approved by Client in order to Produce Product for Client, the costs of such equipment shall be paid by Client, i.e., the actual purchase price paid by Baxter including shipping and insurance costs plus a service fee that will cover specified costs from Baxter. Specified costs shall include but are not limited to establishing the design of the equipment, managing the suppliers (price negotiation, procurement, receipt of equipment), installation and qualification of the equipment and preventative maintenance. These costs will be provided for each involved item. The service fee shall not exceed *** percent (***%) on the actual purchase price plus VAT. Baxter shall advise Client of the specialized equipment required and the estimated costs associated with the purchase and installation of such equipment. Client shall be invoiced for all approved costs regarding equipment by Baxter, and Client shall make payments promptly thereafter.

9.8           Ownership of Equipment. Upon termination or expiration of this Agreement, Baxter, at its option, shall either (i) transfer ownership of the specialized equipment paid for by Client to Client, or (ii) purchase such equipment by paying Client the then current book value of such equipment. Depreciation of such equipment shall be calculated in accordance with applicable generally-accepted accounting principles.

Article 10, REGULATORY

10.1         Regulatory Approvals. Client will diligently pursue Regulatory Approval of marketing licenses for Product Produced by Baxter hereunder. Client will advise Baxter of document requirements in support of filings and similar applications required of foreign governments and agencies including amendments, license applications, supplements and maintenance of such. Baxter will provide documents and assist Client in preparation of submissions to Regulatory Authorities designated by Client in support of Client’s applications required of governments and licenses. All regulatory submission preparation and maintenance performed by Baxter for Client shall be specified in the Regulatory Plan. Prior to submission to the Regulatory Authority, Client will provide Baxter with a copy of the CMC section for Production of Product for review and comment. A final copy of the CMC section will be provided by Client to Baxter upon submission to the Regulatory Authority. Upon Regulatory Approval, Client will notify Baxter within two (2) business days of such approval and the anticipated date of Product launch to the market.

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10.2         Regulatory Authority Inspections. At Client’s request, Baxter will authorize Regulatory Authorities to review related applications on Client’s behalf as set forth in the Quality Agreement. Client shall bear the costs of Regulatory Authority Inspections as set forth in the Product Master Plan.

Article 11, TRADEMARKS

11.1         Client grants to Baxter a non-exclusive, royalty-free license to use Client Trademarks for the sole purpose of allowing Baxter to fulfill its responsibilities under this Agreement. Such license shall not be transferable in whole or in part.

11.2         Client shall be solely responsible for selecting, registering and enforcing Client Trademarks used to identify the Product and except as set forth in Section 11.1 and shall have sole and exclusive rights in such Client Trademarks.

Article 12, REPRESENTATIONS AND WARRANTIES

12.1         Mutual Representations. Each Party hereby represents and warrants to the other Party that (a) the person executing this Agreement is legally authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such Party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2         Baxter Warranty. Baxter represents and warrants that Product shall be Produced in accordance with Product Specifications and cGMP. Baxter represents and warrants that it has obtained (or will obtain prior to Producing Product), and will remain in compliance with during the term of this Agreement, all permits, licenses and other authorizations (the “Permits”) which are required under laws and regulations applicable to the Production only of Product as specified in the Product Master Plan; provided, however, Baxter shall have no obligation to obtain Permits relating to the sale, marketing, distribution or use of Product or with respect to the labeling of Product. Baxter makes no representation or warranty with respect to the sale, marketing, distribution or use of printed materials specified by Client or its consignee.

12.3         Client Warranties. Client warrants that (a) it has the right to give Baxter any information provided by Client hereunder, and that Baxter has the right to use such information for the Production of Product, and (b) Client has no knowledge of any (i) patents or other intellectual property rights that would be infringed by Baxter’s Production of Product under this Agreement, or (ii) proprietary rights of third parties which would be violated by Baxter’s performance hereunder (c) has obtained (or will obtain prior to producing the Product), and will maintain, update and remain in compliance with all permits, licenses and other authorizations necessary for Baxter's undertakings pursuant to this Agreement, which are required under federal, state and local law, rules and regulations applicable to the Production, use and sale of the Product. Client warrants that the API provided to Baxter hereunder will (1) conform to the API specifications and (2) not be adulterated or misbranded within the meaning of the FD&C Act. Client will use and promote the Product in accordance with its regulatory filings and approvals.

12.4         Disclaimer of Warranties. Except for those warranties set forth in Sections 12.1, 12.2 and 12.3 of this Agreement, the Parties make no warranties, written, oral, express or implied, with respect to Product or the Production of Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY Baxter. NO WARRANTIES OF Baxter MAY BE CHANGED EXCEPT in writing and signed BY A DULY AUTHORIZED REPRESENTATIVE OF Baxter. Client accepts Product subject to the terms hereof.

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Article 13, LIABILITY

13.1         Limitation of Liability. Client’s sole and exclusive remedy for breach of this Agreement is limited to those remedies set forth in Articles 4, 7, 8, 13, 14, and 16 and to replace the non-conforming Product. Without prejudice to any other limitation (whether effective or not) of either Party’s liability, except as explicitly set forth in Articles 4, 7, 8, 14 and 16 neither Party shall be liable (whether in contract, tort (including negligence) or for breach of statutory duty or otherwise) for any loss of profits, use, expenses, including but not limited to the cost of cover, opportunity, goodwill, business or anticipated savings, for any indirect or consequential losses in connection with this Agreement, the Products (in each case irrespective of any negligence or other act, default or omission of a Party (or its employees or agents), and regardless of whether such loss or claim was foreseeable or not or whether the other has been informed of the possibility of such loss). Nothing in this Clause 13.1 shall however operate to limit or exclude any liability for fraud. As permitted by the applicable laws, under no circumstances shall Baxter’s aggregate liability, including but not limited to recall costs or third party claims, exceed the total value of the Purchase Price paid to Baxter in the *** (***) months prior to the date on which the cause of action accrued.

All claims by a Party for breach or default under this Agreement shall be brought within one (1) year after the cause of action incurred or shall be deemed waived.

13.2         Waiver of Claims: In connection with providing development services, Baxter represents only that it will use reasonable care in providing such information solely as it relates to primary packaging and manufacturing process development. Baxter makes no representation or warranty, and Client expressly waives all claims against Baxter and its Affiliates, and any of their respective agents or employees, arising out of or in connection with any claims relating to the stability, efficacy, safety, or toxicity of Drug Product developed, formulated, packaged or manufactured in accordance with the development services provided by Baxter.

13.3         Risk of Loss of Baxter Property and Client Property.

All Baxter-supplied Components and equipment used by Baxter in the Production of Product (“Baxter Property”) shall at all times remain the property of Baxter and Baxter assumes risk of loss for such Baxter Property until delivery of Product to a common carrier as specified under Section 6.1. Except as provided in Sections 7.2.1, 7.3, 7.4 and 13.3.1, Client assumes all risk of loss for all Client equipment used in Production, Client-supplied Components, API and all Product (“Client Property”).

13.3.1     Reimbursement for Lost or Damaged Client Property. In the event of loss or damage to API or Product that occurs prior to or after Production, if such API or Product is lost or damaged before shipment of Product to Client as a result of the negligence or wilful misconduct of Baxter, Baxter shall, to the extent of its negligence or wilful misconduct, reimburse Client for its actual, out-of-pocket cost for the lost or damaged API and Product, at the amount(s) set forth in the PMP; provided, however, that such reimbursement for the API will not exceed the Purchase Price of the Batch of Product that would have been Produced using such API; or, for the Product, the Purchase Price paid to Baxter for the Batch of Product that was lost or damaged.

Article 14, INDEMNIFICATION

14.1         Client Indemnification. Client shall indemnify, defend and hold harmless Baxter and its Affiliates and any of their respective directors, officers, employees, subcontractors and agents (collectively the “Indemnified Baxter Parties”) from and against any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney’s fees) arising out of or in connection with property damage or personal injury (including without limitation death) of third parties (collectively, the “Claims”) including without limitation Claims allegedly resulting from the negligent acts or omission of the Indemnified Baxter Parties or for acts or omissions for which the Indemnified Baxter Parties otherwise would be strictly liable, in connection with (a) Client’s transport, storage, promotion, labeling, marketing, distribution, use or sale of Product, (b) Client’s negligence or willful misconduct, (c) Client’s breach of its representations or warranties under this Agreement, or (d) any claim that the use, sale, Production (except Claims solely resulting from Baxter’s use of Baxter SOP’s in the Production), marketing or distribution of Product by Baxter or Client violates the patent, trademark, copyright or other proprietary rights of any third party, except as provided in Section 14.2.

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14.2         Baxter Indemnification. Baxter shall indemnify, defend and hold harmless Client and its Affiliates and any of their respective directors, officers, employees, subcontractors and agents (collectively the “Indemnified Client Parties”) from and against any and all Claims to the extent resulting from Baxter’s negligence or willful misconduct or Baxter’s breach of its representations or warranties under this Agreement; provided, however, that Baxter’s total liability under this Agreement for any and all Claims shall not exceed the total value of the Purchase Price paid to Baxter in the twenty-four (24) months prior to the date on which the cause of action accrued.

14.3         Indemnitee Obligations. A Party (the “Indemnitee”) which intends to claim indemnification under this Article 14 shall promptly notify the other Party (the “Indemnitor”) in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees, subcontractors, or agents, intend to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees, subcontractors and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter, and the Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights hereunder, or impose any obligations on the Indemnitee in addition to those set forth herein, in order for it to exercise such rights, without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and their respective directors, officers, employees, subcontractors and agents shall fully cooperate with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by the indemnification obligations of this Article 14. The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

14.4         Injunction. In the event that the Production or sale of Product is enjoined due to alleged infringement by either Party of the proprietary rights of a third Party, such action shall be deemed a breach of this Agreement by Client and subject to the terms of Article 8 unless the allegation of infringement is solely made against Baxter’s use of Baxter SOP’s in the Production

Article 15, INSURANCE

15.1         Client Insurance. During the Term of this Agreement and for a period of one (1) year beyond the expiration date of Product, Baxter and Oasmia shall each maintain general business and product liability insurance coverage, in amounts ***€ (***EURO) combined single limit . Upon request by one Party, the other Party shall furnish to the requesting Party a certificate of insurance signed by an authorized representative of the Party´s insurance underwriter or in the case of Baxter, a certificate of self insurance, evidencing the insurance coverage required by this Agreement. If Oasmia does not furnish such certificates, or if at any time during the Term of this Agreement, Baxter is notified of the cancellation or lapse of Oasmia’s insurance, and Oasmia does not rectify the same within fifteen (15) calendar days after notice from Baxter, in addition to all other remedies available to Baxter hereunder, Baxter, at its option, may (i) cease all work-in-process and refuse further Purchase Orders until Oasmia re-establishes compliance with the insurance requirements set forth in this Section 15.1 and/or (ii) terminate this Agreement. Notwithstanding the foregoing, Baxter is, and shall during the Term of this Agreement remain, self-insured for the type of liability that could arise.

15.2         Baxter Insurance. Baxter and its parent organization, Baxter International Inc., is, and shall during the Term of this Agreement remain, self-insured for the type of liability that could arise under Section 14.2 of this Agreement.

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15.3         No Limitation: In no event will the liability of either Party be limited to that which is recoverable by insurance.

Article 16, COMPLAINTS, RECALL OF PRODUCT

16.1         Complaints. In case Client or Baxter receives complaints regarding Products which require any investigations or tests on the side of Baxter, Client is obliged to reimburse Baxter for any costs incurred in connection with this complaint provided that the Product has been Client conforming to Product Requirements. Notwithstanding the foregoing, in the event Baxter has not provided Product that is in compliance with Product Specifications and/or cGMP, Baxter shall bear all direct costs and expenses in connection with any investigation or tests performed by Baxter with respect to said complaint.

16.2         Recalls. In the event Client shall be required to recall any Product because such Product may violate local, state or federal laws or regulations, the laws or regulations of any applicable foreign government or agency or the Product Specifications, or in the event that Client elects to institute a voluntary recall, Client shall be responsible for coordinating such recall. Client promptly shall notify Baxter if any Product is the subject of a recall and provide Baxter with a copy of all documents relating to such recall. Baxter shall cooperate with Client in connection with any recall, at Client’s expense. Client shall be responsible for all of the costs and expenses of such recall, except to the extent the recall is caused by Baxter's negligent acts or omissions or wilful misconduct Baxter shall be responsible for the costs and expenses of such recall as set forth below.

Notwithstanding the foregoing, for a recall resulting from Product failing to comply with the Product Specifications and/or cGMP due to Baxter's negligent act or omission, *** shall bear all direct costs and expenses including without limitation the expenses for notification and destruction or return of Product recalled, provided, however, that *** total liability for costs associated with such recall shall not exceed two (2) times the Purchase Price paid to Baxter by Client for such Product, which is the subject of such recall.

Article 17, INTELLECTUAL PROPERTY

17.1         Existing Intellectual Property. Except as the Parties may otherwise expressly agree in writing, each Party shall continue to own its existing patents, trademarks, copyrights, trade secrets and other intellectual property, without conferring any interests therein on the other Party. Without limiting the generality of the preceding sentence, Client shall retain all right, title and interest arising under the applicable laws, rules and regulations in and to all Products, labeling and trademarks associated therewith (collectively, “Client’s Intellectual Property”). Neither Baxter nor any third Party shall acquire any right, title or interest in Client Intellectual Property by virtue of this Agreement or otherwise, except to the extent expressly provided herein.

17.2         Individually-Owned Inventions. Except as the Parties may otherwise agree in writing, all Inventions (as defined herein) which are conceived, reduced to practice, or created by a Party in the course of performing its obligations under this Agreement shall be solely-owned and subject to use and exploitation by the inventing Party without a duty to account to the other Party.

17.3         Product-Related Inventions. Client and Baxter each acknowledge and agree that all rights, title and interest in and to any Inventions, as between the Parties, shall be owned by Client, except for Process Inventions, which shall be owned by Baxter and subject to the restrictions, licenses and conditions set forth in Section 17.4 below.

17.4         Process Inventions. The Parties agree that such Process Inventions shall be owned by Baxter and subject to the restrictions and conditions set forth in this Section. Specifically, Baxter grants to Client a non-exclusive, paid up, royalty-free, irrevocable worldwide license to Process Inventions that can be utilized for manufacturing of the Product that is the subject of this Agreement.

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17.5         Disclaimer. Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed or interpreted, either expressly or by implication, or otherwise, as: (i) a grant, transfer or other conveyance by either Party to the other of any right, title, license or other interest of any kind in any of its Inventions or other intellectual property, (ii) creating an obligation on the part of either Party to make any such grant, transfer or other conveyance or (iii) requiring either Party to participate with the other Party in any cooperative development program or project of any kind or to continue with any such program or project.

17.6         Rights in Intellectual Property. The Party owning any Intellectual Property shall have the worldwide right to control the drafting, filing, prosecution and maintenance of patents covering the Inventions relating to such Intellectual Property, including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this Section shall be borne by the sole owner. Each Party will cooperate with the other Party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

17.7         Confidentiality of Intellectual Property. Intellectual Property shall be deemed to be the Confidential Information of the Party owning such Intellectual Property. The protection of each Party’s Confidential Information is described in Article 18. Any disclosure of information by one Party to the other under the provisions of this Article 18 shall be treated as the disclosing Party’s Confidential Information under this Agreement. It shall be the responsibility of the Party preparing a patent application to obtain the written permission of the other Party to use or disclose the other Party’s Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

Article 18, CONFIDENTIAL INFORMATION, NONDISCLOSURE AND PUBLICITY

18.1         Confidentiality. It is contemplated that in the course of the performance of this Agreement each Party may, from time to time, disclose Confidential Information to the other. Each Party agrees to take all reasonable steps to prevent disclosure of Confidential Information to third parties. No provision of this Agreement shall be construed so as to preclude disclosure of Confidential Information as may be reasonably necessary to secure from any governmental agency necessary approvals or licenses or to obtain patents with respect to the Product.

18.2         Prior Confidentiality Agreement. This Agreement, by reference, incorporates the Confidentiality Agreement by and between Client and Baxter effective on May 4, 2010, and is made a part hereof as though fully set forth herein and all terms and conditions set forth in the Confidentiality Agreement shall continue to govern any disclosure made under the Confidentiality Agreement and shall govern any disclosure made as of the Effective Date of this Agreement.

18.3         Third Party Disclosure. Baxter shall be permitted to disclose Product information to third party developmental and analytical services providers in connection with performance of its obligations hereunder provided such providers shall be subject to confidentiality agreements. Either Party may disclose Confidential Information of the disclosing Party to those Affiliates, agents and consultants who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided that such Permitted Recipients are bound to maintain such Confidential Information in confidence.

18.4         Litigation and Governmental Disclosure. Each Party may disclose Confidential Information hereunder to the extent such disclosure is reasonably necessary for prosecuting or defending litigation, complying with applicable governmental regulations, provided that if a Party is required by law or regulation to make any such disclosure of the other Party’s Confidential Information it will, except where impractical for necessary disclosures, for example in the event of a medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and will use good faith efforts to assist such other Party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.

18.5         Limitation of Disclosure. The Parties agree that, except as otherwise may be required by applicable laws, regulations, rules or orders, including without limitation the rules and regulations, and except as may be authorized in Section 18.4 and unless otherwise agreed in the Agreement, no information concerning this Agreement and the transactions contemplated herein shall be made public by either Party without the prior written consent of the other.

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18.6         Publicity and SEC Filings. The Parties agree that the public announcement of the execution of this Agreement shall only be by one or more press releases mutually agreed to by the Parties. The failure of a Party to return a draft of a press release with its proposed amendments or modifications to such press release to the other Party within *** (***) business days of such Party’s receipt of such press release shall be deemed as such Party’s approval of such press release as received by such Party. Each Party agrees that it shall cooperate fully and in a timely manner with the other with respect to all disclosures to the Securities and Exchange Commission or any other governmental or regulatory agencies, including requests for confidential treatment of Confidential Information of either Party included in any such disclosure.

18.7         Duration of Confidentiality. All obligations of confidentiality and non-use imposed upon the Parties under this Agreement shall expire five (5) years after the expiration or earlier termination of this Agreement.

18.8         Production of similar products for other Clients. It is understood that Baxter may have present or future initiatives, including initiatives with third parties, involving products or processes that compete or are similar/identical with the Product Produced under this Agreement. Accordingly, Client acknowledges that nothing in this Agreement shall be construed as a representation or inference by either Party that it will not develop for itself, or produce for others products or implement processes that compete with the Product or are similar/identical, provided that Confidential Information is not used in breach of this Agreement.

18.9         Baxter shall be entitled to put Client’s name on a reference list if Client does not explicitly object to such procedure.

Article 19, FORCE MAJEURE

19.1         No Party shall be liable for a failure or delay in performing any of its obligations under this Agreement if, but only to the extent that, such failure or delay is due to causes beyond the reasonable control of the affected Party, including without limitation, acts of God; acts of public enemies; insurrections; riots; terrorist actions; injunctions; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material, Components or energy; delays in the delivery of Components; acts or orders of any government or agency thereof or of Regulatory Authority or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause and a good faith estimate of the continuing effect of the force majeure condition and duration of the affected Party’s nonperformance, and shall take whatever reasonable steps are appropriate to relieve the effect of such causes as rapidly as possible. If the period of nonperformance by Baxter because of Baxter force majeure conditions exceeds ninety (90) calendar days, Client may terminate this Agreement by written notice to Baxter. If the period of nonperformance by Client because of Client force majeure conditions exceeds ninety (90) calendar days, Baxter may terminate this Agreement by written notice to Client.

Article 20, NOTICES

20.1         All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), to the following address of the respective Parties:

If to Client:                  Oasmia Pharmaceutical AB

Vallongatan 1

SE 752 28 Uppsala Sweden

Attn: Executive Vice President, Operations

Fax No.                      (+46) 18-510873

Telephone No.           (+46) 18-569630

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With a copy to:           Oasmia Pharmaceutical AB

Vallongatan 1

SE 752 28 Uppsala Sweden

Attn:       Legal Councel

Fax No.                      (+46) 18-510873

Telephone No.           (+46) 18-569636

If to Baxter:                 Baxter Oncology GmbH

Kantstr. 2

33790 Halle / Westfalen

Germany

Attn: Associate Director, Contract Manufacturing

and Business Development

Fax No.                      +49 5201 711 1880

Telephone No.           +49 5201 711 1864

With a copy to:           Baxter Germany

Edisonstr. 4

85719 Unterschleißheim

Germany

Attn: Legal Counsel

Fax No.                      +49 89 31701 547

Telephone No.           +49 89 31701 285

Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the second business day following the date of delivery to the overnight delivery service if sent by overnight delivery. A Party may change its address listed above by notice to the other Party given in accordance with this Section.

Article 21, APPLICABLE LAW

21.1         All disputes arising out of or in connection with this Agreement, including without limitation any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce.

The number of arbitrators shall be three.

The language to be used in the arbitral proceedings shall be English.

The governing law of the Agreement shall be the substantive law of Germany.

The place of arbitration shall be Hamburg.

Article 22, ASSIGNMENT

22.1         Neither Party shall assign this Agreement or any part hereof or any interest herein to any third party (or use any subcontractor) without the prior written approval of the other Party. The Parties shall be entitled to assign this Agreement to one of its Affiliates without the other Party’s prior approval. No consent shall be required in the case of a transfer to a wholly-owned subsidiary or transaction involving the merger, consolidation, or sale of all or substantially all of the assets of the Party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement and the resulting entity assumes all of the obligations under this Agreement. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any Party of responsibility for the performance of its obligations hereunder.

Article 23, SUCCESSORS AND ASSIGNS

23.1         This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their successors and permitted assigns.

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Article 24, ENTIRE AGREEMENT

24.1         This Agreement including the Agreements listed in Sections 2.1, 2.2 and 18.2 constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

Article 25, SEVERABILITY

25.1         If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

Article 26, WAIVER AND MODIFICATION OF AGREEMENT

26.1         No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by both Parties hereto. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

Article 27, INDEPENDENT CONTRACTOR

27.1         Both Parties shall act as an independent contractor for the other Party in providing the services required hereunder and shall not be considered an agent of, or joint venture with, the other Party.

IN WITNESS WHEREOF, the Parties have caused this Commercial Supply Agreement to be signed by their duly authorized representatives as of the Effective Date.

BAXTER ONCOLOGY GmbH	OASMIA PHARMACEUTICAL AB

By:	/s/ Brik V. Eyre	By:	/s/ Julian Aleksov
Name:	Brik V. Eyre	Name:	Julian Aleksov
Title:	General Manager	Title:	CEO

		By:	/s/ Hans Sundin
		Name:	Hans Sundin
		Title:	EVP

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EXHIBIT A

Contract Year	Long Range Forecast
***	***Units (*** Batches)
***	*** Units (*** Batches)
***	*** Units (*** Batches)
***	*** Units (*** Batches)
***	*** Units (*** Batches)
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EXHIBIT B

Annual Obligation

	Client’s Annual Obligation	Baxter’s Supply Obligation
Contract Year	Number of Units/Batches	Number of Units/Batches
***	***Units (*** Batches)	***Units (*** Batches)
***	***Units (*** Batches)	***Units (*** Batches)
***	***Units (*** Batches)	***Units (*** Batches)
***	***Units (*** Batches)	***Units (*** Batches)
***	***Units (*** Batches)	***Units (*** Batches)
***	***	***

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PRODUCT MASTER PLAN

FOR PACLICAL®

This Product Master Plan to the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT is between Oasmia Pharmaceutical AB, with its principal place of business at Vallongatan 1, SE 752 28 Uppsala, Sweden, as such term is defined herein (“OASMIA”) and Baxter Oncology GmbH, with its principal place of business at Kantstr. 2, 33790 Halle / Westfalen, Germany, as such term is defined herein ("BAXTER").

RECITALS

OASMIA and BAXTER have concluded a COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT and a QUALITY AGREEMENT regarding the Production of the Products set forth in this Product Master Plan.

This Product Master Plan is concluded as an integral part of the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT and the QUALITY AGREEMENT to define details for the production of Presentations of Paclical. In the event of any conflict between the terms and provisions of this Product Master Plan and the terms and conditions of the COMMERCIAL SUPPLY AGREEMENT, the terms and conditions of the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT shall control.

This document is a living document. Any changes will be made in writing after discussion between the parties and mutually agreement of these changes. Any amendments have to be signed by the representatives of the technical team from both parties.

Version: 01

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In witness whereof, the parties have caused this Product Master Plan to be signed by their duly authorized representatives.

“BAXTER”	“BAXTER”

By:	/s/ Dr. Georg Renemann	By:	/s/ Dr. Sven Remmerbach
Name:	Dr. Georg Renemann	Name:	Dr. Sven Remmerbach
Title:	Project Manager Business Development Contract Manufacturing	Title:	Director Business Development Contract Manufacturing
Date:	March 9, 2015	Date:	March 9, 2015

“OASMIA”	“OASMIA”

By:	/s/ Dzianis Babrou	By:	/s/ Hans Sundin
Name:	Dzianis Babrou	Name:	Hans Sundin
Title:	Head Product Development	Title:	Executive Senior Vice President
Date:	April 14, 2015	Date:	April 14, 2015

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Table of contents

0	Presentations	5

1	Product Manufacturing	6

1.1	Composition of Compounding Solution	6

1.2	Manufacturing Instructions / Master Batch Record	6

1.3	Packaging Master	6

1.4	Storing / Shipping Conditions	6

2	Specifications	7

2.1	API , Supplied by OASMIA	7

2.2	Excipients, supplied by OASMIA	7

2.3	Excipients, supplied by BAXTER	7

2.4	Packaging Materials, Supplied by OASMIA	7

2.5	Packaging Materials, Supplied by BAXTER	7

2.6	Finished Drug Product Release Specification	8

2.7	Finished Drug Product Shelf Life Specification	8

3	Quality Control	9

3.1	In Process Control	9

3.2	Analytical Methods (API)	9

3.3	Analytical Methods (Excipients)	9

3.4	Analytical Methods (Drug product)	11

3.5	Microbiological Methods	11

3.6	Stability Storage	11

3.7	Retention Samples	12

4	Validation in Production	13

4.1	Cleaning Validation	13

4.2	Process Validation	13

5	Documentation (all documentation will be in English or in German and English)	14

6	Pricing and Production Schedule	15

6.1	Purchase Price	15

6.2	Value of the API	16

6.3	Value of the XR17	16

6.4	Production Schedule	16

6.5	Quality Assurance Audits.	16

6.6	Regulatory Authority Inspection Audits	16

6.7	Batch Records Review	16

6.9	Quality Control & Quality Assurance work	17

6.10	Reservation Fees	17

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6.10.1	Late Delivery Fee	17

6.11	Prolonged Storage of Finished Product	18

7	Yield	19

7.1	Yield Loss Percentage	19

7.2	Yield Loss Percentage Methodology	19

8	Shipping Responsibilities	20

9	Territories:	21

10	Contacts and Responsible Persons	22

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0	Presentations

OASMIA ID#	Baxter ID#	Product Description

Paclical f. Injection	***	Drug product (Semi-finished product, unpacked) Paclical f. Inj. 60 mg/vial 75R

Paclical f. Injection	***	Drug product (Finished product bulk packed) Paclical f. Inj. 60 mg/vial 77 IFL

Lyophilized product, filled in 75 mL tubing vial colourless glass with grey stopper, flip-off cap with aluminium plastic crimping cap, silver/white.

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1	Product Manufacturing

1.1	Composition of Compounding Solution

Ingredients	***	Amount per vial
Paclitaxel	***	60 mg
13XMeNa /***	***	40 mg ***
XMeNa/***	***	40 mg ***
***	***	***
***	***	***

1.2	Manufacturing Instructions / Master Batch Record

Document Code	Title
PPAHA32561	Batch Record Paclical for lnjection 60mg/Vial 75R IFL

1.3	Packaging Master

Document Code	Title
LCCAV22625	Packaging Master Paclical, 60 mg, powder for solution for infusion 77 Injektionsflaschen / vials Product No. 2489L0075 Schweden (S)

1.4	Storing / Shipping Conditions

Material	Storage	Shipment
Paclitaxel (API)	+15 °C to +25 °C	+15 °C to +25 °C
XR17/*** (13XMeNa /Methanol solution + XMeNa/*** (Excipient)	-15 °C to -25 °C	-15 °C to -25 °C
Paclical for Injection 60 mg/vial (Finished drug product)	+2 °C to +8 °C	+2 °C to +8 °C

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2	Specifications

2.1	API , Supplied by OASMIA

Material	BAXTER Material Number	BAXTER Document Code	Title
Paclitaxel Oasmia ***	***	***	Release Specification Paclitaxel ***

2.2	Excipients, supplied by OASMIA

Material	Supplier	BAXTER Material Number	BAXTER Document Code	Pharmacopoeia According to
XMeNa	Oasmia	***	***	n/a
13XMeNa	Oasmia	***	***	n/a

2.3	Excipients, supplied by BAXTER

Material	Supplier	BAXTER Material Number	BAXTER Document Code	Pharmacopoeia According to
***	***	***	***	EP/USP

2.4	Packaging Materials, Supplied by OASMIA

Material	Manufacturer	BAXTER Material Number	BAXTER Document Code	Title
Vial	***	***	***	Release Specification ***
Stopper	***	***	***	Release Specification ***

2.5	Packaging Materials, Supplied by BAXTER

Material	Supplier	BAXTER Material Number	BAXTER Document Code	Title
Seal/Cap	***	***	***	Release Specification ***

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2.6	Finished Drug Product Release Specification

OASMIA Document Code	BAXTER Document Code	Title
BASIC-001	***	Release Specification Paclical, 60 mg, Powder for Solution for Infusion

2.7	Finished Drug Product Shelf Life Specification

OASMIA Document Code	BAXTER Document Code	Title
Basic-001	N/A	Shelf Life Specification N/A

The table will be completed once the information becomes available.

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3	Quality Control

3.1	In Process Control

Test	OASMIA Document Code or Pharmacopoeia	BAXTER Document Code or Pharmacopoeia	Title
***	***	***	N/A
***	***	***	Test Method - ***
***	***	***	Validation Protocol - ***
***	***	***	***
***	***	***	***
***	***	***	***

The table will be completed once the information becomes available.

3.2	Analytical Methods (API)

Test	OASMIA Document Code	BAXTER Document Code	Title
Assay and ID	***	***	Test Method - ***

3.3	Analytical Methods (Excipients)

Test	OASMIA Document Code	BAXTER Document Code	Title
ID-Test	***	***	Test Method - ***
ID test	***	***	Test Method ***

3.4	Analytical Methods (Drug product)

Test	OASMIA Document Code	BAXTER Document Code	Title
***	***	***	Test Method Assay, ***
***	***	***	Test Method - ***
***	***	***	Test Method - ***
***	***	***	Test Method - ***
***	***	***	Test Method - ***
***	***	***	Test Method - ***
***	***	***	Test Method - ***

The table will be completed once the information becomes available.

3.5	Microbiological Methods

Test	OASMIA Document Code	BAXTER Document Codes	Title
***	***	***	Testing Method - ***
***	***	***	Testing Method - ***
***	***	***	Test Method - ***
***	***	***	Test Method - ***

The table will be completed once the information becomes available.

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3.6	Stability Storage

OASMIA Document Code	BAXTER Document Code	Title	Batch No.
N/A	N/A	N/A	N/A

The table will be completed once the information becomes available.

3.7	Retention Samples

Retention samples of the finished product and the retention samples of the excipients will be handled as described in the QUALITY AGREEMENT.

4	Validation in Production

4.1	Cleaning Validation

BAXTER Document Code	Title
***	*** of Paclical 60 mg, Powder for Solution for Infusion

4.2	Process Validation

BAXTER Document Code	Title
***	*** of Paclical, 60 mg, powder for solution for infusion at Baxter Oncology GmbH

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5	Documentation (all documentation will be in English or in German and English)

-	Photocopy or pdf-file of the executed Batch Record to be provided by BAXTER to OASMIA for each produced batch.
-	Certificate of Analysis, to be provided by BAXTER to OASMIA for each produced batch.
-	Certificate of Compliance, to be provided by BAXTER to OASMIA for each produced batch.

6	Pricing and Production Schedule

6.1	Purchase Price

BAXTER shall charge OASMIA for Product plus any occurring Value-Added Taxes (ready for shipment to a CMO in the US or EU, who will perform the secondary packaging/labelling). The price for the packaging per unit has to be determined if the product becomes a commercial one and in case the final packaging will be done by BAXTER.

This purchase price is based on the Scope of Proposal “Supply of Paclical for Injection, lyophilized vial”, dated July 8, 2010 in its third revision dated September 15, 2010.

A price as described in the tables below shall be charged for test runs, feasibility, registration, and validation batches. The price for the batches of feasibility, registration, and validation batches will be quoted per batch. After successful process validation with validated theoretical batch size of ***vials per batch, the price will be quoted as price per unit. OASMIA and BAXTER agreed to a unit price of *** Euro for a yield equal or greater ***. The yield methodology is outlined in chapter 7.

The final batch size will be determined upon the completion of test runs with the goal to reach a full load of a lyophilizer (***) and shall be set forth in the Product Master Plan. During the feasibility batches BAXTER will start with a compounding volume of approx. *** in order to ensure that the lyophilizer can be fully loaded. This compounding volume takes into consideration losses of compounded bulk solution during Production of Product including without limitation loss in filter houses, and in-process-control samples. After BAXTER has gained first experiences during the feasibility batches OASMIA and BAXTER will mutually agree on a compounding volume during validation batches that ensures a full load of the lyophilizer.

Test Runs – Compounding Test Run (without filling, without lyophilization)

Batch size	Number of batches	Price (per test run)
Up to ***	Under the assumptions of section 2.2 in the proposal, at minimum ***. More test runs may be needed if required to meet specifications.	***

Feasibility Batches in ***

Theoretical batch size	Number of batches	Batch Price (per batch)
Up to ***vials per batch (based on a full load of lyophilizer)	Typically *** batches in 2013	***

Registration and Validation Batches in ***

Theoretical Batch size	Number of batches	Batch Price (per batch)
Up to ***vials per batch (based on a full load of lyophilizer)	At minimum ***	***

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Commercial Batches in *** (After a successful process validation)

Theoretical Batch size	Number of batches	Price (per Unit) for a yield equal or greater (≥) 90%.
Up to *** vials per batch (based on a full load of lyophilizer)	tbd	***

Pricing for batches in which the yield is *** are defined in the CSA.

Purchase Price Adjustment is part of the CSA

6.2	Value of the API

The value of the API is *** € per kilogram.

6.3	Value of the XR17

The value of the *** is € per kilogram.

The value of the *** is € per kilogram.

6.4	Production Schedule

OASMIA will provide BAXTER with purchase orders as set forth in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT.

6.5	Quality Assurance Audits.

A charge of *** for two days will be paid to BAXTER by OASMIA for quality assurance audits in excess of the number defined in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT

6.6	Regulatory Authority Inspection Audits

A charge of ***per day will be paid to BAXTER by OASMIA for regulatory authority inspection audits (FDA-PAI) in excess of the number defined in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT.

A charge of ***per hour will be paid to BAXTER for OASMIA requested regulatory support (per signed regulatory plan) in excess of the regulatory work to be provided by BAXTER in order to assist Oasmia to file Paclical.

6.7	Batch Records Review

A charge of *** Euro per hour will be paid to BAXTER for QA work that is outside the already agreed fees for a certain task already covered and defined in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT. This charge will also be paid to BAXTER for OASMIA requested revisions to Master Batch Records in excess of one per year.

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6.8	Annual Product Review / Product Quality Review

For commercial products Baxter offers Annual Product Review (APR) service. This service can be ordered for the duration of commercial manufacturing and is optional. Costs depend on the number of commercial batches produced.

A charge of *** per hour will be paid to BAXTER for Oasmia requested Annual Product Review services.

PRICE
No. of Batches	in EUR
***	***
***	***
***	***
***	***
***	***

6.9	Quality Control & Quality Assurance work

A charge of ***will charged for any extra QA or QC work that Oasmia requests from Baxter.

6.10	Reservation Fees

In case of a change or cancellation of a Firm Purchase Order, either upon OASMIA`s request or due to delayed deliveries of Client supplied Components, deliveries, caused by OASMIA, ***

***, excluding any process validation batches.

Further details are defined in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT.

6.10.1	Late Delivery Fee

In the event of a delay in delivery of a BAXTER supplied Component due to a failure by BAXTER to comply with known vendor ordering lead times, if such delay causes Product delivery to OASMIA after the Delivery Date (as defined in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT), BAXTER shall pay OASMIA the applicable Late Delivery Fee as set forth below:

Delay in Product Delivery	Late Delivery Fee
If Product is delivered 1 to 10 days after the Delivery Date	***from the Purchase Price of the Batch or the quantity of units not timely delivered.
If Product is delivered 11 to 20 days after the Delivery Date	***from the Purchase Price of the Batch or the quantity of units not timely delivered.
If Product is delivered 21 to 30 days after the Delivery Date	***from the Purchase Price of the Batch or the quantity of units not delivered. The total maximum Late Delivery Fee for a Batch of Product ***of the Batch Price or the quantity of units not timely delivered.

6.11	Prolonged Storage of Finished Product

A charge of *** per pallet per month will be paid to BAXTER for OASMIA requested prolonged storage of the finished drugs in the warehouse of BAXTER.

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The storage time free of charge is determined in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT.

7	Yield

7.1	Yield Loss Percentage

The minimum yield target of Product to be delivered by BAXTER is aimed to be *** (the “Yield Rate”). Notwithstanding the foregoing, after successful process validation the parties will review the achieved yields during process validation and in the event the yield is less than ***, the parties will mutually agree upon a new target yield and unit price if necessary. In the event the parties mutually agree upon a lower yield target, this will become the new target “Yield Rate”.

7.2	Yield Loss Percentage Methodology

The yield for each batch of product manufactured will be calculated using the following equation:

Yield (%) = (Actual Number of Units ·/· Theoretical Number of Units) x 100

where,

Actual Number of Units = the total number of units obtained from the lyophilization chamber. This reflects the actual number of vials that are directly obtained after unloading the lyophilization chamber. Samples including without limitation for release testing, stability studies and extra samples for other purposes shall account for the actual Number of Units.

Theoretical Number of Units = ***. This is the theoretical number of ***representing a full ***. In the beginning of the Paclical project BAXTER will start with a compounding volume of ***in order to ensure a full load of a lyophilizer. This compounding volume maybe adapted after the first batches when BAXTER has gained enough experience with regard to losses during compounding and filling.

If the yield of the produced batches is *** the methodology as described in the COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT shall be applied.

If manufacturing times, volumes, or processes should change in the future, the impact of those changes on the theoretical number of units will be evaluated with respect to batch yield calculations.

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8	Shipping Responsibilities

The Product will be manufactured at BAXTER and shipped to OASMIA as a bulk product (no secondary packaging at BAXTER will be performed). All shipping activities will be done under ***.

OASMIA will be responsible to assign the shipments with an international forwarding company and to organize the transportation from BAXTER to the company in [EU/US (alternative)] specified by OASMIA, which conducts or arranges the final packaging and labeling activities.

BAXTER will support these activities with information to the forwarding company and preparation of the products for transportation.

9	Territories:

US, EU, Russia, Kazakhstan, Kyrgyzstan, Tajikistan, Turkmenistan, Uzbekistan, Armenia, Azerbaijan, Georgia, Moldova and Canada

10	Contacts and Responsible Persons

OASMIA

Contacts	Name	email
Technical pharmaceutical questions	Mikael Björklund Dzianis Babrou Claes-Henrik Andersson	mikael@oasmia.com Dzianis@oasmia.com claes-henrik@oasmia.com
Quality Assurance	Mikael Asp	mikaela@oasmia.com
Quality Control	Mari Kadi	mari@oasmia.com

Responsible persons	Name	email
Responsible for manufacturing (Head of Manufacturing)	Mona Zaccheus	mona@oasmia.com
Responsible for Quality Control (Head of QC)	acting Mikael Asp	mikaela@oasmia.com
Responsible for Quality & Quality Assurance (Qualified persons as referred to in Art. 48 ff. of EU Directive 2001/83)	Mikael Asp Hans Sundin & Mikael Asp	mikaela@oasmia.com hans@oasmia.com

BAXTER

Contacts	Name	Phone (Fax), email
Technical pharmaceutical questions	Georg Renemann, Ph.D	+ 49 5201 711 1809 (1880) georg_renemann@baxter.com
Technical pharmaceutical questions	Christoph Stoll, Ph.D	+ 49 5201 711 2266 (2200) steliyan_tinkov@baxter.com
Technical pharmaceutical questions	Tatjana Walger	+ 49 5201 711 2212 (2200) tatjana_walger@baxter.com
Quality Control	Stefanie Wiemann-Neuber Ph.D.	+ 49 5201 711 3472 (4473) stefanie_wiemann_neuber @baxter.com
Quality Assurance	Peter Boeddeker, Ph.D.	+ 49 5201 711 3470 (3555) peter_boeddeker@baxter.com

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Responsible persons	Name	Phone/Fax
Responsible for manufacturing	Olaf Reer, Ph.D.	phone: + 49 5201 711 2330 (2546) olaf_reer@baxter.com
Responsible for Quality Control (= qualified persons as referred to in Art. 48 ff. of EU Directive 2001/83)	Roland Vollerthun, Ph.D Peter Boeddeker, Ph.D.	+ 49 5201 711 1251 (1516) roland_vollerthun@baxter.com + 49 5201 711 3470 (3555) peter_boeddeker@baxter.com

Revision History

R.-No.	Date	Revision
01	March 2015	New Document

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